Exhibit 99.1

Written Statement of the Chief Executive Officer and Chief Financial Officer

Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned President of Ironton Iron, Inc. (the “Company”) and Vice President — Finance and Chief Financial Officer of INTERMET Corporation, which is the owner of all of the issued and outstanding common stock of the Company, hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert E. Belts
Robert E. Belts
March 12, 2003